Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257

FOR IMMEDIATE RELEASE
CONTACT: Don Grimes
(616) 863-4404

WOLVERINE WORLDWIDE REPORTS FIRST-QUARTER 2015 RESULTS; REAFFIRMS FULL-YEAR REVENUE AND ADJUSTED EARNINGS PER SHARE GUIDANCE

Rockford, Michigan, April 28, 2015 - Wolverine Worldwide (NYSE: WWW) today reported financial results for its first quarter ended March 28, 2015. Adjusted financial results exclude restructuring and acquisition-related integration costs.

“Our first-quarter results reflect the continued strength of our brand portfolio and a global business model that is built on 15 brands, targeting multiple consumer groups, distribution channels and geographies,” commented Blake W. Krueger, Wolverine Worldwide’s Chairman, Chief Executive Officer and President. “We believe the strategic investments we are making in our brands - including investments in consumer-demand creation and omnichannel initiatives - position us to capitalize on the many opportunities we have identified to accelerate our growth around the world in 2016 and beyond.”

FIRST-QUARTER 2015 REVIEW

–
Consolidated revenue increased to $631.4 million, representing growth of 0.6% versus prior year revenue of $627.6 million. Mid single-digit growth from the Heritage Group and low single-digit growth from the Lifestyle Group were partially offset by a low single-digit revenue decline from the Performance Group. On a constant currency basis, revenue grew 3.4%. Retail store closures associated with the Company's realignment plan and the exit of the Patagonia Footwear license had a negative 170 basis point impact on reported revenue growth.

–
Gross margin was 41.4%, a solid increase of 60 basis points versus the prior year's reported and adjusted gross margin. The gross margin expansion was driven primarily by price increases and lower close out sales, partially offset by product cost increases.

–
As expected, adjusted operating margin decreased 60 basis points to 9.9% due to increased brand investment and higher pension expense. Reported operating margin was flat compared to the prior year at 10.1%.

–
Adjusted diluted earnings per share decreased 2.6% to $0.37, compared to an adjusted $0.38 per share in the prior year. On a constant currency basis, adjusted diluted earnings per share increased 2.6% to $0.39. Reported diluted earnings per share were $0.39, compared to $0.36 per share in the prior year.

–	The Company ended the quarter with cash and cash equivalents of $121.3 million and net debt of $736.0 million, a reduction of $271.5 million from the same period last year.

“The Company delivered earnings in the first quarter that exceeded our expectations,” commented Don Grimes, Senior Vice President and Chief Financial Officer. “Reported financial results were excellent given the negative impact of foreign exchange, incremental pension expense, and accelerated investments in demand creation and omnichannel initiatives. On a reported basis, low single-digit growth in the U.S. and Latin America, and very strong double-digit growth in Asia Pacific contributed to the revenue gain in the quarter. On a constant currency basis, we were pleased to deliver revenue growth in almost all of our major geographic regions.”

FISCAL 2015 GUIDANCE
Based on first-quarter results and expectations for the balance of the year - including continued headwinds from the significantly stronger U.S. dollar and the previously announced increase in brand-building investments - the Company is reaffirming its full-year revenue and adjusted earnings per share guidance, as follows:

–
Consolidated reported revenue in the range of $2.82 billion to $2.87 billion, representing growth in the range of approximately 2% to 4% versus the prior year. Constant currency revenue growth is expected in the range of approximately 5% to 7%.

–	Adjusted diluted earnings per share in the range of $1.53 to $1.60. Constant currency adjusted diluted earnings per share is expected in the range of $1.71 to $1.78.

The Company now expects to incur total pretax charges of approximately $44 million to $48 million related to the previously announced Strategic Realignment Plan. Of this amount, $26 million was recorded in fiscal 2014, and we expect to incur $18 million of charges in fiscal 2015 with the balance recorded in fiscal 2016. As a result, reported diluted earnings per share in fiscal 2015 is expected in the range of $1.42 to $1.49.

EARNINGS CALL INFORMATION
The Company will host a conference call today at 8:30 a.m. Eastern Time to discuss these results and current business trends. The conference call will be broadcast live and accessible under the “Investor Relations” tab at wolverineworldwide.com. A replay of the conference call will be available at the Company's website for a period of approximately 30 days.

ABOUT WOLVERINE WORLDWIDE
With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s and uniform footwear and apparel. The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, and HYTEST®. The Company also is the global footwear licensee of the popular brands Cat® and Harley-Davidson®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, wolverineworldwide.com.

FORWARD-LOOKING STATEMENTS
This press release contains forward-looking statements, including statements regarding expected 2015 financial performance, 2015 investment plans and benefits, future growth plans, future growth in shareholder value, and effectiveness of the Company’s business model. In addition, words such as “guidance,” “estimates,” “anticipates,” “believes,” “forecasts,” “step,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” “confident,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence. Risk Factors include, among others: the Company’s ability to successfully develop its brands and businesses; the impact of financial and credit markets on the Company, its suppliers and customers; changes in interest rates, tax laws, duties, tariffs, quotas, or applicable assessments in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences, spending patterns, buying patterns, price sensitivity or the demand for the Company’s products; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; the risk of impairment to goodwill and other intangibles; cancellation of orders for future delivery; the failure of the U.S. Department of Defense to exercise future purchase options or award new contracts, or the cancellation or modification of existing contracts by the Department of Defense or other military purchasers; changes in relationships with, including the loss of, significant customers; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; risks related to the significant investment in, and performance of, the Company’s consumer-direct business; disruption of technology systems; the impact of regulation, regulatory or legal proceedings and legal compliance risks; the cost, availability, and management of raw materials, inventories, services, and labor for owned and contract manufacturers; the impact of competition and pricing; currency fluctuations and restrictions; the risks of doing business in developing countries and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; the shift in consumer shopping and buying patterns including the increased shift to e-commerce and mobile platforms; changes in national, regional or global economic and market conditions; acts and effects of war and terrorism; the impact of seasonality and unpredictable weather conditions; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the potential breach of the Company’s databases, or those of its vendors, which contain certain personal information or payment card data; the inability for any reason to effectively compete in global footwear, apparel and consumer-direct markets; strategic actions, including new initiatives and ventures, acquisitions and dispositions, and the Company’s success in integrating acquired businesses; the success of the Company’s consumer-direct realignment initiatives; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto. The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
(in millions, except per share data)

	12 Weeks Ended
	March 28, 2015	March 22, 2014
Revenue	$631.4	$627.6
Cost of goods sold	370.0	371.4
Restructuring costs	—	0.4
Gross profit	261.4	255.8
Gross margin	41.4%	40.8%

Selling, general and administrative expenses	198.8	190.5
Acquisition-related integration costs	—	1.6
Net gain on restructuring	(1.0)	—
Operating expenses	197.8	192.1
Operating expenses as a % of revenue	31.3%	30.6%

Operating profit	63.6	63.7
Operating margin	10.1%	10.1%

Interest expense, net	9.5	10.9
Other expense (income), net	(1.0)	0.8
	8.5	11.7
Earnings before income taxes	55.1	52.0

Income tax expense	15.0	14.8
Effective tax rate	27.3%	28.5%

Net earnings	40.1	37.2

Less: net earnings attributable to noncontrolling interest	—	0.1
Net earnings attributable to Wolverine World Wide, Inc.	$40.1	$37.1
Diluted earnings per share	$0.39	$0.36

Supplemental information:
Net earnings used to calculate diluted earnings per share	$39.4	$36.4
Shares used to calculate earnings per share	100.8	99.9
Weighted average shares outstanding	102.5	101.0

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(Unaudited)
(in millions)

	March 28, 2015	March 22, 2014
ASSETS
Cash and cash equivalents	$121.3	$166.8
Accounts receivables, net	357.2	484.1
Inventories, net	419.8	465.6
Other current assets	89.8	68.6
Total current assets	988.1	1,185.1
Property, plant and equipment, net	135.3	147.6
Goodwill and other indefinite-lived intangibles	1,124.6	1,132.5
Other non-current assets	192.5	214.2
Total assets	$2,440.5	$2,679.4

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable and other accrued liabilities	$235.8	$274.9
Current maturities of long-term debt	42.0	43.6
Borrowings under revolving credit agreement	14.5	34.0
Total current liabilities	292.3	352.5
Long-term debt	800.8	1,096.7
Other non-current liabilities	376.0	358.6
Stockholders' equity	971.4	871.6
Total liabilities and stockholders' equity	$2,440.5	$2,679.4

WOLVERINE WORLD WIDE, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
(in millions)

	12 Weeks Ended
	March 28, 2015	March 22, 2014
OPERATING ACTIVITIES:
Net earnings	$40.1	$37.2
Adjustments to reconcile net earnings to net cash used in operating activities:
Depreciation and amortization	10.9	12.6
Deferred income taxes	2.3	2.2
Stock-based compensation expense	6.7	4.6
Excess tax benefits from stock-based compensation	(3.4)	(3.5)
Pension expense	6.4	3.0
Restructuring costs (gain)	(1.0)	0.4
Other	1.8	1.6
Changes in operating assets and liabilities	(106.8)	(114.2)
Net cash used in operating activities	(43.0)	(56.1)

INVESTING ACTIVITIES:
Additions to property, plant and equipment	(6.4)	(5.6)
Investment in joint ventures	—	(0.7)
Other	(0.7)	(0.4)
Net cash used in investing activities	(7.1)	(6.7)

FINANCING ACTIVITIES:
Net borrowings under revolving credit agreement	14.5	34.0
Payments of long-term debt	(58.0)	(9.7)
Cash dividends paid	(6.1)	(6.3)
Purchases of shares under employee stock plans	(7.4)	(9.3)
Proceeds from the exercise of stock options	5.8	2.8
Excess tax benefits from stock-based compensation	3.4	3.5
Net cash provided by (used in) financing activities	(47.8)	15.0

Effect of foreign exchange rate changes	(4.6)	0.4
Decrease in cash and cash equivalents	(102.5)	(47.4)

Cash and cash equivalents at beginning of the year	223.8	214.2
Cash and cash equivalents at end of the period	$121.3	$166.8

The following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

RECONCILIATION OF FISCAL 2015 Q1 REPORTED REVENUE TO
ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(in millions)

	GAAP Basis Fiscal 2015 Q1	Foreign Exchange Impact	Fiscal 2015 Q1 Constant Currency Basis	GAAP Basis Fiscal 2014 Q1	Constant Currency Growth	Reported Growth

Revenue:
Performance Group	$243.4	$10.6	$254.0	$248.8	2.1%	(2.2)%
Lifestyle Group	243.0	3.6	246.6	238.0	3.6%	2.1%
Heritage Group	126.1	3.1	129.2	120.7	7.0%	4.5%
Other	18.9	—	18.9	20.1	(6.0)%	(6.0)%
Total	$631.4	$17.3	$648.7	$627.6	3.4%	0.6%

RECONCILIATION OF REPORTED OPERATING
PROFIT TO ADJUSTED OPERATING PROFIT*
(Unaudited)
(in millions)

	GAAP Basis Operating Profit	Adjustments (1)	As Adjusted Operating Profit

Fiscal 2015 Q1	$63.6	$(1.0)	$62.6

Operating margin	10.1%		9.9%

Fiscal 2014 Q1	$63.7	$2.0	$65.7

Operating margin	10.1%		10.5%

(1)	Fiscal 2015 Q1 Adjustments include a Net Restructuring Gain. Fiscal 2014 Q1 Adjustments include Acquisition-Related Integration and Restructuring Costs.

RECONCILIATION OF REPORTED DILUTED EPS TO ADJUSTED DILUTED EPS*
(Unaudited)

	GAAP Basis EPS	Adjustments (1)	As Adjusted EPS

Fiscal 2015 Q1	$0.39	$(0.02)	$0.37

Fiscal 2014 Q1	$0.36	$0.02	$0.38

(1)	Fiscal 2015 Q1 Adjustments include a Net Restructuring Gain. Fiscal 2014 Q1 Adjustments include Acquisition-Related Integration and Restructuring Costs.

RECONCILIATION OF ADJUSTED DILUTED EPS TO ADJUSTED DILUTED EPS
ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	As Adjusted EPS	Foreign Exchange Impact	As Adjusted EPS Constant Currency Basis

Fiscal 2015 Q1	$0.37	$0.02	$0.39

RECONCILIATION OF REPORTED DEBT TO NET DEBT*
(Unaudited)
(in millions)

	Fiscal 2015 Q1	Fiscal 2014 Q1

GAAP reported debt	$857.3	$1,174.3
Cash and cash equivalents	(121.3)	(166.8)
Net debt	$736.0	$1,007.5

RECONCILIATION OF FISCAL 2015 Q1 REPORTED REVENUE GROWTH BY GEOGRAPHY TO
ADJUSTED REVENUE GROWTH BY GEOGRAPHY ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	Constant Currency Growth	Foreign Exchange Impact	GAAP Basis Reported Growth

Revenue growth:
U.S.	1.2%	—%	1.2%
EMEA	(2.1)	(11.6)	(13.7)
Canada	4.8	(12.1)	(7.3)
Asia Pacific	51.7	(1.1)	50.6
Latin America	7.2	(5.1)	2.1

RECONCILIATION OF FISCAL 2015 FULL-YEAR REPORTED REVENUE GUIDANCE
TO ADJUSTED REVENUE ON A CONSTANT CURRENCY BASIS*
(Unaudited)
(in millions)

	GAAP Basis Full-Year 2015 Guidance	Foreign Exchange Impact	Full-Year 2015 Guidance Constant Currency Basis

Revenue	$ 2,820 - 2,870	$70.0	$ 2,890 - 2,940
Percentage growth	2.1 - 3.9%		4.7 - 6.5%

RECONCILIATION OF FISCAL 2015 FULL-YEAR REPORTED DILUTED EPS GUIDANCE
TO DILUTED EPS ADJUSTED TO EXCLUDE RESTRUCTURING COSTS*
(Unaudited)

	GAAP Basis Full-Year 2015 Guidance	Restructuring Costs	As Adjusted Full-Year 2015 Guidance

Diluted earnings per share	$ 1.42 - 1.49	$0.11	$ 1.53 - 1.60

RECONCILIATION OF FISCAL 2015 FULL-YEAR ADJUSTED DILUTED EPS GUIDANCE
TO ADJUSTED DILUTED EPS ON A CONSTANT CURRENCY BASIS*
(Unaudited)

	As Adjusted Full-Year 2015 Guidance	Foreign Exchange Impact	As Adjusted Full-Year 2015 Guidance Constant Currency Basis

Diluted earnings per share	$ 1.53 - 1.60	$0.18	$ 1.71 - 1.78

*
To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles ("GAAP"), the Company describes what certain financial measures would have been if acquisition-related integration costs and restructuring costs were excluded.  The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis. The Company has defined net debt as debt less cash and cash equivalents.  The Company believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt.  The Company evaluates results of operations on both a reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. The Company believes providing constant currency information provides valuable supplemental information regarding results of operations, consistent with how the Company evaluates performance. The Company calculates constant currency by converting the current-period local currency financial results using the prior period exchange rates and comparing these adjusted amounts to our current period reported results. Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.